EXHIBIT 23.2
                    BAGELL, JOSEPHS & COMPANY, L.L.C.
                      CERTIFIED PUBLIC ACCOUNTANTS
                                                            TRENTON OFFICE
                                                         1230 PARKWAY AVENUE
                           HIGH RIDGE COMMONS                 SUITE 301
                              SUITES 400-403           TRENTON, NEW JERSEY 08628
                       200 HADDONFIELD BERLIN ROAD          (609) 883-1881
                       GIBBSBORO, NEW JERSEY 08026        FAX (609) 771-0623
                    (856) 346-2828 FAX (856) 346-2882


October 15, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   FORM SB-2 REGISTRATION STATEMENT

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement (the "Registration Statement") on Form SB-2 of Mobilepro Corp. (the "Company") of our report dated July 10, 2002 on the Company's consolidated financial statements for the year ended March 31, 2002, which report contains an explanatory paragraph relating to certain significant risks and uncertainties which conditions raise substantial doubt about the Company's ability to continue as an ongoing concern relating to those consolidated financial statements of the Company as of and for the year ended March 31, 2002.

We hereby consent to all references to our firm in such Registration Statement.

Very truly yours,


/s/ BAGELL, JOSEPHS & COMPANY, L.L.C.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey